Exhibit 99.1

ExamWorks Reports First Quarter 2012 Financial Results

ATLANTA, GA. May 9, 2012– ExamWorks Group, Inc. (NYSE: EXAM), a leading provider of independent medical examinations (“IMEs”), peer reviews, bill reviews and related services, today reported financial results for the first quarter of 2012.

First Quarter 2012 Highlights

·	Revenues for the first quarter of 2012 were $123.7 million, an increase of $57.1 million, or 86%, over the year-ago quarter revenues of $66.6 million.

·
Actual revenues for the first quarter of 2012 were $123.7 million, an increase of $2.4 million, or 2.0% over the year-ago quarter pro forma revenues of $121.3 million.  Excluding the impact of currency, revenues would have grown by 2.6% over the prior year quarter.  Pro forma revenues assume that acquisitions completed in 2011 were completed on January 1, 2010.

·
Adjusted EBITDA for the first quarter of 2012 was $18.8 million (15.2% of revenues), an increase of $7.9 million, or 72%, over the year-ago quarter adjusted EBITDA of $10.9 million.  Adjusted EBITDA is a non-GAAP measure that is described and reconciled to net loss below and is not a substitute for the GAAP equivalent.

·
In the first quarter of 2012, the company repurchased 39,000 shares of common stock at an average price of $9.91 per share.  Since inception of the repurchase plan, the company has repurchased approximately 1,048,000 shares at an average price of $9.36 per share.  As of March 31, 2012, the company has approximately $10.2 million remaining under its current authorization.

·
The company generated $4.8 million of cash flow from operations in the first quarter of 2012, net of $11.0 million of interest paid on the senior unsecured notes.  The company ended the quarter with available liquidity in excess of $80 million, including cash on hand and availability under the senior secured revolving credit facility.

Commentary

Commenting on today's earnings announcement, Richard E. Perlman, Executive Chairman of ExamWorks, said: “We are delighted by the momentum in our business as reflected in this quarter’s results, which were driven by our continuing intense focus on execution.  Our transformation continues as is the industry’s embracing of our vision for its future and the benefits that our infrastructure offers our clients.”

James K. Price, Chief Executive Officer of ExamWorks, said: “We are proud of how our entire organization has implemented the organizational and operational changes we have made over the last two quarters.  Our work continues, but the progress is evident and together with the national account wins, we believe the company is well positioned for continuing success in the future.”

Financial Review

Revenues – For the three months ended March 31, 2012, revenues were $123.7 million, an increase of 86% over the $66.6 million in revenues in the first quarter of 2011.  In the three months ended March 31, 2012, MES, Premex and the Q4 2011 Acquisitions contributed revenues of $36.7 million, $24.7 million and $9.2 million, respectively.  The balance of $53.1 million of revenue was derived by the remaining ExamWorks’ businesses, which we collectively refer to as the ExamWorks brand.

Below is a table summarizing quarterly pro forma revenue for the first quarter of 2011 and actual revenue for the first quarter of 2012 for ExamWorks, MES, Premex and the Q4 2011 Acquisitions.  Pro forma revenues assume that acquisitions completed in 2011 were completed on January 1, 2010.

Revenues
	(In thousands except %)
	Pro Forma Q1 2011	Actual Q1 2012	Change

ExamWorks brand	$53,620	$53,120	(0.9	) %
MES	34,256	36,749	7.3%
Premex	23,636	24,693	4.5%
Subtotal	$111,512	$114,562	2.7%
Q4 2011 Acquisitions	9,748	9,176	(5.9	) %
Total	$121,260	$123,738	2.0%

For the three months ended March 31, 2012, actual revenues were $123.7 million compared to $121.3 million of pro forma revenues in the first quarter of 2011, representing a pro forma increase of approximately 2%.  Excluding the impact of foreign currency, pro forma revenues would have grown 2.6%.

The first quarter 2012 decline at ExamWorks brand of (0.9)% was a significant improvement compared to the fourth quarter 2011 decline of (12.4)%.  The legislative changes in the province of Ontario that we have discussed in previous earnings releases negatively impacted the ExamWorks brand results by 4%.

Excluding the negative impact experienced in the province of Ontario, ExamWorks brand would have grown 2.8% in the first quarter of 2012 compared to the first quarter of 2011, which is a significant improvement over the comparable fourth quarter 2011 metric of (8.8)%. Our first quarter performance reflects the results of the operational and organizational changes that we started implementing in the third quarter of 2011.

Excluding the impact of foreign currency, Premex grew 6.5% in the first quarter of 2012 as compared to the same period in 2011.

The first quarter of 2012 decline in the Q4 2011 Acquisitions of (5.9)% compared to the first quarter of 2011 resulted from the anticipated decline in revenue from the three acquisitions based in Ontario due to the previously mentioned legislative changes.

Beginning with this earnings release, we are also including pro forma revenues and growth rates for the U.S., U.K. and Canadian regions.  The aggregated presentation of revenue by geography provides additional insight into the geographical markets we serve and will speak directly to the size and growth of these markets.  Below is a table comparing this information for the first quarter 2012 and 2011.  Additionally, below is a table summarizing this information for 2011 on a quarterly basis.

Revenues
	(In thousands except %)
	Pro Forma	Actual
	Q1 2011	Q1 2012	Change

ExamWorks U.S.	$83,090	$87,194	4.9%
United Kingdom	28,665	29,658	3.5%	(a)
Canada	9,505	6,886	(27.6)%	(a)
Total	$121,260	$123,738	2.0%	(a)

(a)	Excluding currency impact, our growth in the U.K. would have been 5.4%, the decline in Canada would have been (26.4)%, and our total growth would have been 2.6%.

Pro Forma Revenues
	(In thousands)
	Q1 2011	Q2 2011	Q3 2011	Q4 2011	YTD

ExamWorks U.S.	$83,090	$88,705	$83,488	$80,847	$336,130
United Kingdom	28,665	27,375	27,074	27,969	111,083
Canada	9,505	10,802	8,579	7,104	35,990
Total	$121,260	$126,882	$119,141	$115,920	$483,203

Costs of revenues – For the three months ended March 31, 2012, costs of revenues were $81.2 million, an increase of 86% over the $43.6 million in costs of revenues in the first quarter of 2011.  The change was primarily due to the acquired costs of revenues for acquisitions completed in 2011.  Costs of revenues as a percentage of revenues for the first quarter of 2012 were 65.6% compared to 65.9% in the fourth quarter of 2011 and 65.4% in the first quarter of 2011.  Included in costs of revenues in the first quarter of 2012 are $744,000 of share-based compensation expenses.

Selling, general and administrative expenses (“SGA”) – For the three months ended March 31, 2012, SGA expenses were $28.6 million, an increase of 100% over the $14.3 million in SGA expenses in the first quarter of 2011.  The change was primarily due to the acquired SGA for acquisitions completed in 2011. Included in SGA expenses in the first quarter of 2012 are $4.0 million in share-based compensation expenses and $200,000 in acquisition-related transaction and other non-recurring costs. Included in SGA expenses in the first quarter of 2011 are $1.0 million in share-based compensation expenses and $1.2 million in acquisition-related transaction costs and other non-recurring costs.

Depreciation and amortization expenses (“D&A”) – For the three months ended March 31, 2012, D&A expenses were $14.0 million, an increase of 63% over the $8.6 million in D&A expenses in the first quarter of 2011.  The change was primarily due to acquisitions completed in 2011.  For the three months ended March 31, 2012, depreciation expense was $1.2 million and amortization expense was $12.8 million.

Interest and other expenses, net – For the three months ended March 31, 2012, interest and other expenses, net were $6.6 million, an increase of 560% over the $1.0 million in interest and other expenses, net in the first quarter of 2011.  Included in interest and other expenses, net in the first quarter of 2012 are $6.8 million of interest expenses and deferred loan cost amortization.

Adjusted EBITDA – For the three months ended March 31, 2012, adjusted EBITDA was $18.8 million, an increase of 72% over the $10.9 million in adjusted EBITDA in the first quarter of 2011.  Adjusted EBITDA is a non-GAAP measure that is described and reconciled to net loss below and is not a substitute for the GAAP equivalent.

Other financial data – We generated $4.8 million of cash flow from operations in the first quarter of 2012 after the $11.0 million bond interest payment made in January 2012.  We ended the quarter with $8.5 million of cash on hand and approximately $293.7 million of total debt, consisting of $250.0 million of senior unsecured notes due July 2019, $36.6 million outstanding under the working capital facility in the U.K., $5.0 million outstanding under our senior secured revolving credit facility, and $2.1 million in seller subordinated notes.  As of the end of the quarter, we had available liquidity in excess of $80 million, including cash on hand and availability under our senior secured revolving credit facility.

 Business Outlook

ExamWorks is providing the following business outlook for the second quarter of 2012 and full year 2012:

·	Second quarter 2012 reported revenue is expected to range between $122 million to $126 million.

·
Second quarter 2012 adjusted EBITDA margin is expected to be consistent with the adjusted EBITDA margin experienced in the first quarter of 2012.  Adjusted EBITDA is a non-GAAP measure, the use of which by ExamWorks is described below.  The reconciliation to GAAP measures of reported 2012 Adjusted EBITDA is expected to be calculated and presented in a manner consistent with the reconciliation set forth below with respect to the three months ended March 31, 2012.

·
For 2012, we continue to expect organic revenue growth between 4-6% based upon our 2011 pro forma revenue of approximately $483 million.  Additionally, we expect to complete acquisitions in the second half of 2012 with annual revenues of approximately $75 million.

·
For 2012, we expect adjusted EBITDA margins between 15-16% of reported revenues.  We expect adjusted EBITDA margins to gradually increase over the second half of 2012 as revenue grows and we leverage our infrastructure.

About ExamWorks Group

ExamWorks Group, Inc. is a leading provider of independent medical examinations (“IMEs”), peer and bill reviews and related services. We help our clients manage costs and enhance their risk management processes by verifying the validity, nature, cause and extent of claims, identifying fraud and providing fast, efficient and quality IME services. ExamWorks is focused on providing clients a national presence while maintaining the local service and capabilities they need and expect.

Non-GAAP Financial Measures

In connection with the ongoing operation of our business, our management regularly reviews Adjusted EBITDA, a non-GAAP financial measure, to assess our performance. We define Adjusted EBITDA as earnings before interest, taxes, depreciation, amortization, acquisition-related transaction costs, share-based compensation expenses, and other non-recurring costs. We believe that Adjusted EBITDA is an important measure of our operating performance because it allows management, lenders, investors and analysts to evaluate and assess our core operating results from period to period after removing the impact of changes to our capitalization structure, acquisition related costs, income tax status, and other items of a non-operational nature that affect comparability.

We believe that various forms of the Adjusted EBITDA metric are often used by analysts, investors and other interested parties to evaluate companies such as ours for the reasons discussed above. Additionally, Adjusted EBITDA is used to measure certain financial covenants in our credit facility. Adjusted EBITDA is also used for planning purposes and in presentations to our Board of Directors as well as in our incentive compensation programs for our employees, excluding our senior management.

Non-GAAP information should not be construed as an alternative to GAAP information, as the items excluded from the non-GAAP measures often have a material impact on our financial results. Management uses, and investors should use, non-GAAP measures in conjunction with our GAAP results.

Below is a table presenting a reconciliation of Adjusted EBITDA to net loss, the most comparable GAAP measure, for each of the periods indicated.

Forward Looking Statements

Statements made in this press release that express ExamWorks' or management's intentions, plans, beliefs, expectations or predictions of future events are forward-looking statements, which ExamWorks intends to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. These statements often include words such as "may," "will," "should," "believe," "expect," "anticipate," "intend," "plan," "estimate," or the negative of these terms or other similar expressions that convey uncertainty of future events or outcomes.  Forward-looking statements may include information concerning ExamWorks' possible or assumed future results of operations, including descriptions of ExamWorks' revenues, profitability, outlook and overall business strategy. You should not place undue reliance on these statements because they are subject to numerous uncertainties and factors relating to ExamWorks' operations and business environment, all of which are difficult to predict and many of which are beyond ExamWorks' control. Although ExamWorks believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many uncertainties and factors could affect ExamWorks' actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements, including but not limited to: our limited operating history; our ability to implement our growth strategy and acquisition program; our ability to integrate completed acquisitions; our expansion into international markets; our ability to secure additional financing; regulation of our industry; our information technology systems; our ability to protect our intellectual property rights and other information; our ability to compete successfully with our competitors; our ability to retain qualified physicians and other medical providers for our medical panel; our ability to retain our clients; our ability to provide accurate health-related risk assessment analyses of data; our ability to retain key management personnel; and restrictions in our credit facility, senior notes indenture and future indebtedness.  In addition, the risks discussed in our periodic reports, registration statements and other filings with the Securities and Exchange Commission could cause actual results to differ materially from the results anticipated by forward-looking statements.

You should keep in mind that any forward-looking statement made by ExamWorks herein, or elsewhere, speaks only as of the date on which made. ExamWorks expressly disclaims any intent, obligation or undertaking to update or revise any forward-looking statements made herein to reflect any change in ExamWorks' expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

ExamWorks will host a conference call to discuss the results and other matters at 5:00 p.m. Eastern Time. Please log in at least 10 minutes prior to the conference call in order to download the applicable audio software. Interested parties may participate live via telephone by dialing (866) 270-6057 in the U.S. or (617) 213-8891 internationally with access code 68611093. A live webcast of the call is also accessible through the Investor Relations section of the company’s web site at http://investorrelations.examworks.com/.

Following the conclusion of the call, a replay of the webcast will be available at the company’s web site within four hours. Alternatively, a telephonic replay of the call will be available at 7:00 p.m. Eastern Time (4:00 p.m. Pacific Time), and can be accessed until May 16, 2012 at midnight Eastern Time, by calling (888) 286-8010 in the U.S. or (617) 801-6888 internationally, with access code 36876696.

CONTACT:
ExamWorks Group, Inc.
J. Miguel Fernandez de Castro
404-952-2400
Senior Executive Vice President and Chief Financial Officer
investorrelations@examworks.com

SOURCE: ExamWorks Group, Inc.

EXAMWORKS GROUP, INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(In thousands, except share and per share amounts)
(Unaudited)

	For the three months ended March 31,
	2011	2012

Revenues	$66,588	$123,738
Costs and expenses:
Costs of revenues	43,569	81,173
Selling, general and administrative expenses	14,328	28,632
Depreciation and amortization	8,609	14,025
Total costs and expenses	66,506	123,830
Income (loss) from operations	82	(92)
Interest and other expenses, net:
Interest expense, net	1,182	6,462
Other expense	—	165
Gain on interest rate swap	(170)	(54)
Total interest and other expenses, net	1,012	6,573
Loss before income taxes	(930)	(6,665)
Benefit for income taxes	(371)	(2,342)
Net loss	$(559)	$(4,323)

Per share data:
Net loss per share:
Basic and diluted	$(0.02)	$(0.13)

Weighted average number of common shares outstanding:
Basic and diluted	32,739,428	34,085,761

Adjusted EBITDA	$10,902	$18,829

EXAMWORKS GROUP, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(In thousands, except share and per share amounts)
(Unaudited)

	December 31,	March 31,
Assets	2011	2012
Current assets:
Cash and cash equivalents	$8,416	$8,466
Accounts receivable, net	144,041	149,760
Other receivables	40	65
Prepaid expenses	4,487	4,951
Deferred tax assets	1,640	1,509
Other current assets	1,173	1,212
Total current assets	159,797	165,963
Property, equipment and leasehold improvements, net	8,918	9,833
Goodwill	300,260	303,019
Intangible assets, net	146,168	135,216
Deferred tax assets, noncurrent	—	988
Deferred financing costs, net	11,458	11,343
Other assets	438	432
Total assets	$627,039	$626,794
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$42,642	$43,115
Accrued expenses	28,410	37,293
Accrued interest expense	10,247	4,819
Deferred revenue	1,332	1,920
Current portion of subordinated unsecured notes payable	1,932	1,629
Current portion of contingent earnout obligation	91	91
Other current liabilities	5,459	5,082
Total current liabilities	90,113	93,949
Senior unsecured notes payable	250,000	250,000
Senior secured revolving credit facility and working capital facilities	44,063	41,557
Long-term subordinated unsecured notes payable, less current portion	717	513
Long-term contingent earnout obligation, less current portion	86	86
Deferred tax liability, noncurrent	2,159	—
Other long-term liabilities	1,977	1,863
Total liabilities	389,115	387,968
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.0001 par value; Authorized 50,000,000 shares; no shares issued and outstanding at December 31, 2011 and March 31, 2012	—	—
Common stock, $0.0001 par value; Authorized 250,000,000 shares; issued and outstanding 34,090,618 and 34,062,008 shares at December 31, 2011 and March 31, 2012, respectively	3	3
Additional paid-in capital	268,162	271,324
Accumulated other comprehensive income (loss)	(1,429)	1,021
Accumulated deficit	(21,549)	(25,872)
Treasury stock, at cost; Outstanding 805,613 and 844,613 shares at
December 31, 2011 and March 31, 2012, respectively	(7,263)	(7,650)
Total stockholders’ equity	237,924	238,826
Total liabilities and stockholders’ equity	$627,039	$626,794

EXAMWORKS GROUP, INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	For the three months ended March 31,
	2011	2012

Operating activities:
Net loss	$(559)	$(4,323)
Adjustments to reconcile net loss to net cash provided by operating activities:
Gain on interest rate swap	(170)	(54)
Depreciation and amortization	8,609	14,025
Amortization of deferred rent	(56)	(143)
Share-based compensation	977	4,696
Provision for doubtful accounts	149	1,095
Amortization of deferred financing costs	406	514
Deferred income taxes	(2,576)	(3,937)
Changes in operating assets and liabilities, net of effects of acquisitions:
Accounts receivable	(1,975)	(4,910)
Prepaid expenses and other current assets	(926)	(357)
Accounts payable and accrued expenses	2,679	3,469
Accrued interest expense	427	(5,428)
Deferred revenue and customer deposits	(537)	539
Other liabilities	(182)	(387)
Net cash provided by operating activities	6,266	4,799
Investing activities:
Cash paid for acquisitions, net	(187,303)	—
Purchases of equipment and leasehold improvements, net	(1,968)	(552)
Working capital and other settlements for acquisitions	(325)	908
Net cash (used in) provided by investing activities	(189,596)	356
Financing activities:
Borrowings under senior secured revolving credit facility	165,000	11,000
Proceeds from the exercise of options and warrants	263	50
Excess tax benefit related to share-based compensation	438	—
Purchases of stock for treasury	—	(387)
Payment of deferred financing costs	(445)	(414)
Repayment of subordinated unsecured notes payable	(361)	(546)
Net borrowings (repayments) under working capital facilities	130	(3,789)
Repayment under senior secured revolving credit facility	—	(11,000)
Other	(18)	(95)
Net cash provided by (used in) financing activities	165,007	(5,181)
Exchange rate impact on cash and cash equivalents	80	76
Net increase (decrease) in cash and cash equivalents	(18,243)	50
Cash and cash equivalents, beginning of period	33,624	8,416
Cash and cash equivalents, end of period	$15,381	$8,466

	Three Months Ended March 31,
	2011	2012

Reconciliation to Adjusted EBITDA:

Net loss	$(559)	$(4,323)
Share-based compensation expense (1)	977	4,696
Depreciation and amortization	8,609	14,025
Acquisition-related transaction costs	767	145
Other non-recurring costs	467	55
Interest and other expenses, net	1,012	6,573
Benefit for income taxes	(371)	(2,342)
Adjusted EBITDA	$10,902	$18,829

(1) Share-based compensation expense of $744,000 is included in costs of revenues for the three months ended March 31, 2012 and the remainder is included in SGA expenses.  For the three months ended March 31, 2011, all share-based compensation expense is included in SGA expenses.